NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports Second-Quarter GAAP Operating Profit Growth of 7%;
Second-Quarter Core Operating Profit Decline of (6)%;
Maintains Full-Year Guidance

Louisville, KY (August 2, 2018) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ended June 30, 2018. Second-quarter GAAP EPS was $0.97, an increase of 68%. Second-quarter EPS excluding Special Items was $0.82, an increase of 20%.

GREG CREED COMMENTS
Greg Creed, CEO, said, “We continue to execute against our multi-year transformation strategy and remain on track with our full-year 2018 guidance. Second quarter core operating profit was consistent with our expectations and we are seeing good progress against our plans as we start the second half of the year. Importantly, I remain confident our actions to become more focused, more franchised and more efficient are establishing the foundation required for sustainable, long-term growth that will translate to strong returns for all Yum! Brands stakeholders."

SECOND-QUARTER HIGHLIGHTS

●	Worldwide system sales excluding foreign currency translation grew 4%, with KFC at 6%, Taco Bell at 5% and Pizza Hut flat.
●	We opened 243 net new units for 4% net new unit growth.
●
We refranchised 51 restaurants, including 28 KFC and 23 Pizza Hut units, for pre-tax proceeds of $47 million. We recorded net refranchising gains of $29 million in Special Items. As of quarter end, our global franchise ownership mix was 97%.

●	We repurchased 7.6 million shares totaling $643 million at an average price of $84.
●	We reflected the change in fair value of our investment in Grubhub by recording $25 million of pre-tax investment income, resulting in $0.06 in EPS.
●	Foreign currency translation favorably impacted divisional operating profit by $8 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+6	+2	+5	(3)	(6)
Pizza Hut Division	Even	(1)	+2	(5)	(6)
Taco Bell Division	+5	+2	+3	(2)	(2)
Worldwide	+4	+1	+4	+7	(6)

	Second Quarter			Year-to-Date
	2018	2017	% Change	2018	2017	% Change
GAAP EPS	$0.97	$0.58	+68	$2.25	$1.34	+67
Special Items EPS[1]	$0.15	$(0.10)	NM	$0.54	$0.01	NM
EPS Excluding Special Items	$0.82	$0.68	+20	$1.71	$1.33	+29
1See Reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

All comparisons are versus the same period a year ago. As required, we adopted a new accounting standard on revenue recognition effective January 1, 2018. Prior year results have not been restated for this change. See the Other Items section of this release for further details.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Restaurants	21,838	20,854	+5	N/A	21,838	20,854	+5	N/A
System Sales ($MM)	6,306	5,771	+9	+6	12,635	11,406	+11	+6
Same-Store Sales Growth (%)	+2	+3	NM	NM	+2	+3	NM	NM
Franchise and Property Revenues ($MM)	310	278	+11	+8	617	535	+15	+10
Operating Profit ($MM)	235	243	(3)	(6)	456	450	+1	(3)
Operating Margin (%)	36.1	31.5	4.6	3.9	34.8	29.9	4.9	4.4

	Second Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+7	Even	+7	(1)
Same-Store Sales Growth	+2	+1	+2	Even

●	KFC Division opened 301 gross new international restaurants in 52 countries.
●
Operating margin increased 4.6 percentage points driven by refranchising, partially offset by the gross up of advertising fund revenues and offsetting expenses required by the revenue recognition accounting standard and lapping higher renewal and transfer fees.

●	Foreign currency translation favorably impacted operating profit by $7 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second Quarter (% Change)	Year-to-Date (% Change)
China	27%	+5	+7
United States	18%	Even	(1)
Asia	12%	+6	+4
Australia	7%	+6	+5
Russia & Eastern Europe	7%	+23	+21
United Kingdom	6%	(6)	(8)
Latin America	5%	+11	+13
Western Europe	5%	+10	+12
Africa	4%	+5	+5
Middle East / Turkey / North Africa	4%	+15	+11
Canada	2%	+2	+4
Thailand	2%	+7	+6
India	1%	+20	+19

1Refer to investors.yum.com/financial-reports for a list of the countries within each of the markets.
2Reflects Full Year 2017.

PIZZA HUT DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Restaurants	16,823	16,452	+2	N/A	16,823	16,452	+2	N/A
System Sales ($MM)	2,894	2,827	+2	Even	5,926	5,699	+4	+1
Same-Store Sales Growth (%)	(1)	(1)	NM	NM	Even	(2)	NM	NM
Franchise and Property Revenues ($MM)	140	141	(1)	(3)	289	285	+1	(1)
Operating Profit ($MM)	81	85	(5)	(6)	169	168	+1	(2)
Operating Margin (%)	34.6	38.1	(3.5)	(3.8)	34.8	36.8	(2.0)	(2.4)

	Second Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+1	(1)	+2	+1
Same-Store Sales Growth	(2)	Even	(2)	+2

●	Pizza Hut Division opened 176 gross new international restaurants in 47 countries.
●
Operating margin decreased 3.5 percentage points driven by the gross up of advertising fund revenues and offsetting expenses required by the revenue recognition accounting standard, partially offset by refranchising and lower G&A related to litigation costs.

●	Foreign currency translation favorably impacted operating profit by $1 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Second Quarter (% Change)	Year-to-Date (% Change)
United States	46%	(1)	+1
China	18%	(1)	(1)
Asia	13%	+4	+5
Europe	10%	(1)	+1
Latin America	6%	(1)	Even
Middle East / Turkey / North Africa	4%	+3	+2
Canada	2%	+1	+1
India	1%	+22	+22
Africa	<1%	+43	+35
1Refer to investors.yum.com/financial-reports for a list of the countries within each of the markets.
2Reflects Full Year 2017.

TACO BELL DIVISION

	Second Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Restaurants	6,905	6,686	+3	N/A	6,905	6,686	+3	N/A
System Sales ($MM)	2,489	2,373	+5	+5	4,836	4,635	+4	+4
Same-Store Sales Growth (%)	+2	+4	NM	NM	+1	+6	NM	NM
Franchise and Property Revenues ($MM)	134	120	+12	+12	262	234	+12	+12
Operating Profit ($MM)	149	152	(2)	(2)	281	293	(4)	(4)
Operating Margin (%)	30.8	33.4	(2.6)	(2.6)	29.7	32.3	(2.6)	(2.6)

●	Taco Bell Division opened 43 gross new restaurants, including 9 new international restaurants.
●
Operating margin decreased 2.6 percentage points driven by the gross up of advertising fund revenues and offsetting expenses required by the revenue recognition accounting standard, higher restaurant-level costs and lapping lower litigation costs, partially offset by refranchising and same-store sales growth.

OTHER ITEMS

●
Effective January 1, 2018, we adopted the new accounting standard on revenue recognition. As a result, we are now required to recognize upfront fees, such as initial and renewal fees we receive from franchisees, as revenue over the term of the related franchise agreement. We also record incentive payments we may make to franchisees (e.g., equipment funding provided under the KFC U.S. Acceleration Agreement) as a reduction of revenue over the period of expected cash flows from the franchise agreements to which the payment relates. Under our historical accounting, we recognized upfront fees from franchisees in full upon commencement of the related franchise agreements and incentive payments made to franchisees when we were obligated to make the payment.

Additionally, the new accounting standard requires us to begin recording other revenues we receive from franchisees and the related expenses on a gross basis within our Income Statement. Previously, these revenues and expenses, the largest of which relate to franchisee contributions to and subsequent expenditures from advertising cooperatives we consolidate, were reported on a net basis within our Income Statement. We have reported these revenues and expenses in our Income Statement on the two new line items of Franchise contributions for advertising and other services and Franchise advertising and other services expense.

Prior results have not been restated for the impact of this accounting change and therefore remain reported as they have been historically. However, the adoption was done on a modified retrospective basis resulting in the current year impact being reported as if the now-required accounting had been in place since the inception of currently active franchise agreements or when franchise incentive payments were originally made. On a full-year basis we anticipate that the non-cash impacts of adopting the new revenue recognition standard will negatively impact core operating profit growth by 2 to 3 percentage points. As a result of the new standard, core operating profit growth was negatively impacted by two percentage points during the second quarter and one percentage point year-to-date through June 30, 2018. The lower first half impact was expected as the majority of our new unit development for which we receive upfront fees, which will now be spread versus recognized upfront, is expected to occur later in the year.

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time August 2, 2018. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 6389106.
The call will be available for playback beginning at 11:00 a.m. Eastern Time August 2, 2018 through September 13, 2018. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 6389106.
The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q2 2018 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees, and the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; recent Tax Legislation (defined below) and other tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
Information regarding the impact of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”) consists of preliminary estimates which are forward-looking statements and are subject to change. Information regarding the impact of Tax Legislation is based on our current calculations, as well our current interpretations, assumptions and expectations relating to Tax Legislation, which are subject to further ongoing change.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 45,000 restaurants in more than 140 countries and territories and is one of the Aon Hewitt Top Companies for Leaders in North America. In 2018, Yum! Brands was recognized as part of the inaugural Bloomberg Gender-Equality Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. In 2017, Yum! Brands was named to the Dow Jones Sustainability North America Index. The company’s restaurant brands – KFC, Pizza Hut and Taco Bell – are the global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over seven new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer at 888/298-6986
Kelly Knybel, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/18	6/30/17	B/(W)	6/30/18	6/30/17	B/(W)
Revenues
Company sales	$512	$909	(44)	$1,024	$1,811	(43)
Franchise and property revenues	584	539	8	1,168	1,054	11
Franchise contributions for advertising and other services	272	—	N/A	547	—	N/A
Total revenues	1,368	1,448	(6)	2,739	2,865	(4)

Costs and Expenses, Net
Company restaurant expenses	421	748	44	859	1,506	43
General and administrative expenses	208	247	15	427	484	12
Franchise and property expenses	40	54	24	87	100	13
Franchise advertising and other services expense	274	—	N/A	546	—	N/A
Refranchising (gain) loss	(29)	(19)	58	(185)	(130)	42
Other (income) expense	5	(1)	NM	3	2	(82)
Total costs and expenses, net	919	1,029	11	1,737	1,962	11

Operating Profit	449	419	7	1,002	903	11
Investment (income) expense, net	(23)	(1)	NM	(89)	(2)	NM
Other pension (income) expense	3	4	30	6	32	81
Interest expense, net	112	105	(8)	219	215	(2)
Income before income taxes	357	311	15	866	658	32
Income tax provision	36	105	67	112	172	35
Net Income	$321	$206	56	$754	$486	55

Effective tax rate	9.9%	33.8%	23.9 ppts.	12.9%	26.2%	13.3 ppts.

Basic EPS
EPS	$0.99	$0.59	69	$2.30	$1.37	67
Average shares outstanding	324	350	8	328	354	7

Diluted EPS
EPS	$0.97	$0.58	68	$2.25	$1.34	67
Average shares outstanding	331	358	7	336	361	7

Dividends declared per common share	$0.36	$0.30		$0.72	$0.60

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/18	6/30/17	B/(W)	6/30/18	6/30/17	B/(W)

Company sales	$241	$492	(51)	$486	$967	(50)
Franchise and property revenues	310	278	11	617	535	15
Franchise contributions for advertising and other services	100	—	N/A	206	—	N/A
Total revenues	651	770	(16)	1,309	1,502	(13)

Company restaurant expenses	210	415	49	430	825	48
General and administrative expenses	81	85	5	166	174	5
Franchise and property expenses	25	26	6	54	51	(4)
Franchise advertising and other services expense	101	—	N/A	205	—	N/A
Other (income) expense	(1)	1	NM	(2)	2	NM
Total costs and expenses, net	416	527	21	853	1,052	19
Operating Profit	$235	$243	(3)	$456	$450	1

Restaurant margin	12.5%	15.7%	(3.2) ppts.	11.5%	14.7%	(3.2) ppts.

Operating margin	36.1%	31.5%	4.6 ppts.	34.8%	29.9%	4.9 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/18	6/30/17	B/(W)	6/30/18	6/30/17	B/(W)

Company sales	$18	$81	(78)	$42	$171	(75)
Franchise and property revenues	140	141	(1)	289	285	1
Franchise contributions for advertising and other services	75	—	N/A	153	—	N/A
Total revenues	233	222	5	484	456	6

Company restaurant expenses	19	73	75	43	158	73
General and administrative expenses	46	54	14	96	107	10
Franchise and property expenses	8	10	12	19	23	16
Franchise advertising and other services expense	77	—	N/A	155	—	N/A
Other (income) expense	2	—	NM	2	—	NM
Total costs and expenses, net	152	137	(11)	315	288	(10)
Operating Profit	$81	$85	(5)	$169	$168	1

Restaurant margin	(2.4)%	8.5%	(10.9) ppts.	(1.0)%	7.4%	(8.4) ppts.

Operating margin	34.6%	38.1%	(3.5) ppts.	34.8%	36.8%	(2.0) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/18	6/30/17	B/(W)	6/30/18	6/30/17	B/(W)

Company sales	$253	$336	(25)	$496	$673	(26)
Franchise and property revenues	134	120	12	262	234	12
Franchise contributions for advertising and other services	97	—	N/A	188	—	N/A
Total revenues	484	456	6	946	907	4

Company restaurant expenses	193	260	26	387	523	26
General and administrative expenses	41	39	(6)	81	81	—
Franchise and property expenses	6	5	(25)	12	10	(22)
Franchise advertising and other services expense	96	—	N/A	186	—	N/A
Other (income) expense	(1)	—	NM	(1)	—	NM
Total costs and expenses, net	335	304	(11)	665	614	(8)
Operating Profit	$149	$152	(2)	$281	$293	(4)

Restaurant margin	24.1%	22.8%	1.3 ppts.	21.9%	22.3%	(0.4) ppts.

Operating margin	30.8%	33.4%	(2.6) ppts.	29.7%	32.3%	(2.6) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 6/30/18	12/31/17
ASSETS
Current Assets
Cash and cash equivalents	$313	$1,522
Accounts and notes receivable, less allowance: $30 in 2018 and $19 in 2017	527	400
Prepaid expenses and other current assets	363	384
Advertising cooperative assets, restricted	—	201
Total Current Assets	1,203	2,507

Property, plant and equipment, net of accumulated depreciation and amortization of $1,418 in
2018 and $1,480 in 2017	1,533	1,697
Goodwill	502	512
Intangible assets, net	90	110
Other assets	787	346
Deferred income taxes	211	139
Total Assets	$4,326	$5,311

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$822	$813
Income taxes payable	48	123
Short-term borrowings	54	375
Advertising cooperative liabilities	—	201
Total Current Liabilities	924	1,512

Long-term debt	9,612	9,429
Other liabilities and deferred credits	1,037	704
Total Liabilities	11,573	11,645

Shareholders' Deficit
Common stock, no par value, 750 shares authorized; 319 shares and 332 shares issued in 2018 and 2017, respectively	—	—
Accumulated deficit	(6,965)	(6,063)
Accumulated other comprehensive loss	(282)	(271)
Total Shareholders' Deficit	(7,247)	(6,334)
Total Liabilities and Shareholders' Deficit	$4,326	$5,311
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/30/18	6/30/17
Cash Flows - Operating Activities
Net Income	$754	$486
Depreciation and amortization	71	135
Refranchising (gain) loss	(185)	(130)
Investment (income) expense, net	(89)	(2)
Contributions to defined benefit pension plans	(5)	(12)
Deferred income taxes	(23)	10
Share-based compensation expense	27	43
Changes in accounts and notes receivable	(15)	30
Changes in prepaid expenses and other current assets	4	3
Changes in accounts payable and other current liabilities	(160)	(137)
Changes in income taxes payable	(15)	(83)
Other, net	17	96
Net Cash Provided by Operating Activities	381	439

Cash Flows - Investing Activities
Capital spending	(85)	(150)
Investment in Grubhub Inc. Common Stock	(200)	—
Proceeds from refranchising of restaurants	252	321
Other, net	(9)	2
Net Cash Provided by (Used in) Investing Activities	(42)	173

Cash Flows - Financing Activities
Proceeds from long-term debt	106	1,088
Repayments of long-term debt	(449)	(360)
Revolving credit facilities, three months or less, net	202	—
Short-term borrowings by original maturity
More than three months - proceeds	51	—
More than three months - payments	(43)	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(1,168)	(856)
Dividends paid on Common Stock	(236)	(211)
Debt issuance costs	—	(32)
Other, net	(42)	(39)
Net Cash Used in Financing Activities	(1,579)	(410)
Effect of Exchange Rate on Cash and Cash Equivalents	(19)	23
Net Increase (Decrease) in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(1,259)	225
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	1,668	831
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$409	$1,056

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•
System sales and System sales excluding the impacts of foreign currency translation ("FX"). System sales include the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our Concepts. Sales of franchise restaurants typically generate ongoing franchise and license fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Condensed Consolidated Statements of Income; however, the franchise and license fees are included in the Company’s revenues. We believe System sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates our primary revenue drivers, Company and franchise same-store sales as well as net unit growth.

•	Diluted Earnings Per Share excluding Special Items (as defined below);

•	Effective Tax Rate excluding Special Items;

•	Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (b), (c), (d), (e), (f), (g), (h) and (i) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	6/30/18	6/30/17	6/30/18	6/30/17
Detail of Special Items
Refranchising gain (loss)(b)	$29	$19	$185	$130
YUM's Strategic Transformation Initiatives(c)	—	(4)	(1)	(11)
Costs associated with Pizza Hut U.S. Transformation Agreement(d)	(1)	(12)	(2)	(12)
Costs associated with KFC U.S. Acceleration Agreement(e)	(2)	(5)	(2)	(8)
Non-cash credits (charges) associated with share-based compensation(f)	2	(16)	1	(18)
Other Special Items Income (Expense)	1	(2)	1	(2)
Special Items Income (Expense) - Operating Profit	29	(20)	182	79
Special Items - Other Pension Income (Expense)(g)	—	—	—	(22)
Special Items Income (Expense) before Income Taxes	29	(20)	182	57
Tax Benefit (Expense) on Special Items(h)	(18)	(17)	(37)	(51)
Tax Benefit (Expense) - U.S. Tax Act(i)	40	—	34	—
Special Items Income (Expense), net of tax	51	(37)	179	6
Average diluted shares outstanding	331	358	336	361
Special Items diluted EPS	$0.15	$(0.10)	$0.54	$0.01

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$449	$419	$1,002	$903
Special Items Income (Expense)	29	(20)	182	79
Foreign Currency Impact on Divisional Operating Profit	8	N/A	24	N/A
Core Operating Profit	$412	$439	$796	$824

KFC Division
GAAP Operating Profit	$235	$243	$456	$450
Foreign Currency Impact on Divisional Operating Profit	7	N/A	20	N/A
Core Operating Profit	$228	$243	$436	$450

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		Year to date
	6/30/18	6/30/17	6/30/18	6/30/17
Pizza Hut Division
GAAP Operating Profit	$81	$85	$169	$168
Foreign Currency Impact on Divisional Operating Profit	1	N/A	4	N/A
Core Operating Profit	$80	$85	$165	$168

Taco Bell Division
GAAP Operating Profit	$149	$152	$281	$293
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$149	$152	$281	$293

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$0.97	$0.58	$2.25	$1.34
Special Items Diluted EPS	0.15	(0.10)	0.54	0.01
Diluted EPS excluding Special Items	$0.82	$0.68	$1.71	$1.33

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	9.9%	33.8%	12.9%	26.2%
Impact on Tax Rate as a result of Special Items	(7.5)%	7.5%	(2.9)%	6.1%
Effective Tax Rate excluding Special Items	17.4%	26.3%	15.8%	20.1%

Reconciliation of Company sales to System sales

Consolidated
GAAP Company sales	$512	$909	$1,024	$1,811
Franchise sales	11,177	10,062	22,373	19,929
System sales	11,689	10,971	23,397	21,740
Foreign Currency Impact on System sales	263	N/A	729	N/A
System sales, excluding FX	$11,426	$10,971	$22,668	$21,740

KFC Division
GAAP Company sales	$241	$492	$486	$967
Franchise sales	6,065	5,279	12,149	10,439
System sales	6,306	5,771	12,635	11,406
Foreign Currency Impact on System sales	203	N/A	566	N/A
System sales, excluding FX	$6,103	$5,771	$12,069	$11,406

Pizza Hut Division
GAAP Company sales	$18	$81	$42	$171
Franchise sales	2,876	2,746	5,884	5,528
System sales	2,894	2,827	5,926	5,699
Foreign Currency Impact on System sales	59	N/A	159	N/A
System sales, excluding FX	$2,835	$2,827	$5,767	$5,699

Taco Bell Division
GAAP Company sales	$253	$336	$496	$673
Franchise sales	2,236	2,037	4,340	3,962
System sales	2,489	2,373	4,836	4,635
Foreign Currency Impact on System sales	1	N/A	4	N/A
System sales, excluding FX	$2,488	$2,373	$4,832	$4,635

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/30/18	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$651	$233	$484	$—	$1,368

Company restaurant expenses	210	19	193	(1)	421
General and administrative expenses	81	46	41	40	208
Franchise and property expenses	25	8	6	1	40
Franchise advertising and other services expense	101	77	96	—	274
Refranchising (gain) loss	—	—	—	(29)	(29)
Other (income) expense	(1)	2	(1)	5	5
Total costs and expenses, net	416	152	335	16	919
Operating Profit	$235	$81	$149	$(16)	$449

Quarter Ended 6/30/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$770	$222	$456	$—	$1,448

Company restaurant expenses	415	73	260	—	748
General and administrative expenses	85	54	39	69	247
Franchise and property expenses	26	10	5	13	54
Refranchising (gain) loss	—	—	—	(19)	(19)
Other (income) expense	1	—	—	(2)	(1)
Total costs and expenses, net	527	137	304	61	1,029
Operating Profit	$243	$85	$152	$(61)	$419

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/18	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,309	$484	$946	$—	$2,739

Company restaurant expenses	430	43	387	(1)	859
General and administrative expenses	166	96	81	84	427
Franchise and property expenses	54	19	12	2	87
Franchise advertising and other services expense	205	155	186	—	546
Refranchising (gain) loss	—	—	—	(185)	(185)
Other (income) expense	(2)	2	(1)	4	3
Total costs and expenses, net	853	315	665	(96)	1,737
Operating Profit	$456	$169	$281	$96	$1,002

Year to Date 6/30/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,502	$456	$907	$—	$2,865

Company restaurant expenses	825	158	523	—	1,506
General and administrative expenses	174	107	81	122	484
Franchise and property expenses	51	23	10	16	100
Refranchising (gain) loss	—	—	—	(130)	(130)
Other (income) expense	2	—	—	—	2
Total costs and expenses, net	1,052	288	614	8	1,962
Operating Profit	$450	$168	$293	$(8)	$903

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended June 30, 2018 and 2017 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended June 30, 2018 and 2017 of $29 million and $19 million, respectively, that have been reflected as Special Items. During the years to dated ended June 30, 2018 and 2017, we recorded net refranchising gains of $185 million and $130 million, respectively, that have been reflected as Special Items.

The second quarter 2018 net refranchising gains relate primarily to refranchising KFC restaurants in the UK. The second quarter 2017 net refranchising gains relate primarily to refranchising Taco Bell restaurants in the U.S., partially offset by charges associated with the refranchising of certain international markets.

(c)
In the fourth quarter of 2016, we announced our plan to transform our business. Major features of the Company's strategic transformation plans involve being more focused on development of our three brands, increasing our franchise ownership and creating a leaner, more efficient cost structure (“YUM’s Strategic Transformation Initiatives”). During the quarters ended June 30, 2018 and 2017, we recognized Special Item charges of less than $1 million and $4 million, respectively, related to these initiatives. During the years to date ended June 30, 2018 and 2017, we recognized Special Item charges of $1 million and $11 million, respectively, related to these initiatives. These costs primarily related to severance and relocation costs that were recorded within G&A.

(d)
On May 1, 2017, we reached an agreement with Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and includes a permanent commitment to incremental advertising contributions by franchisees beginning in 2018. During the quarters ended June 30, 2018 and 2017, we recorded Special Item charges of $1 million and $12 million, respectively, for these investments. During the years to date ended June 30, 2018 and 2017, we recorded Special Item charges of $2 million and $12 million, respectively, for these investments. The majority of these costs were recorded within Franchise and property expenses.

(e)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement, we recognized Special Item charges of $2 million and $5 million for the quarters ended June 30, 2018 and 2017, respectively. During the years to date ended June 30, 2018 and 2017, we recognized Special Item charges of $2 million and $8 million, respectively. The majority of these costs were recorded within Franchise and property expenses.

(f)
In connection with the separation of Yum China, we modified certain share-based compensation awards held as part of our Executive Income Deferral Plan in YUM stock to provide one Yum China share-based award for each outstanding YUM share-based award. These Yum China awards may now be settled in cash, as opposed to stock, which requires recognition of the fair value of these awards each quarter within G&A in our Consolidated Statements of Income. During the quarter and year to date ended June 30, 2018, we recorded Special Item credits of $2 million and $1 million, respectively, due to depreciation in the market price of Yum China's stock. During the quarter and year to date ended June 30, 2017, we recorded Special Item charges of $16 million and $18 million, respectively, related to these awards.

(g)
We recorded a non-cash charge of $22 million related to the adjustment of certain historical deferred vested liability balances in our qualified U.S. plan during the first quarter of 2017. This charge was recorded in Other pension (income) expense.

(h)
Tax Benefit (Expense) on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.  Additionally, during the quarter ended June 30, 2018, we recorded a $19 million increase to our Income tax provision for the correction of an error associated with the tax recorded on a prior year divestiture, the effects of which were previously recorded as a Special Item.

(i)
During the quarter and year to date ended June 30, 2018 we recorded $32 million and $16 million decreases, respectively, related to our provisional deemed repatriation tax expense recorded in the fourth quarter of 2017 associated with the Tax Cuts and Jobs Act of 2017 ("Tax Act") that was reported as a Special Item. We also recorded benefit in the quarter and year to date ended June 30, 2018 related to current year U.S. foreign tax credits that became realizable directly as a result of the impact of the deemed repatriation.